Exhibit 99.1

FOR IMMEDIATE RELEASE

APOLLO LAUNCHES SECONDARY PUBLIC OFFERING OF PLAYAGS COMMON STOCK

LAS VEGAS, NV, August 6, 2018—PlayAGS, Inc. (NYSE:AGS) (“PlayAGS” or the “Company”), a leading designer and supplier of electronic gaming machines and other products and services for the gaming industry, today announced the commencement of a proposed secondary public offering of 5,500,000 shares of the Company’s common stock by Apollo Gaming Holdings, L.P. (the “Selling Stockholder”). The underwriters will have a 30-day option to purchase up to an additional 825,000 shares of common stock from the Selling Stockholder. The Company is not selling any shares and will not receive any proceeds from the proposed offering.

Credit Suisse, Deutsche Bank Securities, Jefferies and Macquarie Capital are acting as joint book-running managers and as representatives of the underwriters for the proposed offering. BofA Merrill Lynch, Citigroup, Nomura, Stifel and SunTrust Robinson Humphrey are acting as joint book-running managers for the proposed offering. Roth Capital Partners, Union Gaming, The Williams Capital Group, L.P. and Apollo Global Securities are acting as co-managers for the proposed offering.

The offering will be made only by means of a prospectus. A copy of the preliminary prospectus relating to this offering, when available, may be obtained from any of the following sources:

•	Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or by telephone at (800) 221-1037 or by email at newyork.prospectus@credit-suisse.com;

•	Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, or by telephone at (800) 503-4611, or by email at prospectus.CPDG@db.com;

•	Jefferies LLC, Attention: Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com; or

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Macquarie Capital (USA) Inc., Attention: Syndicate Department, 125 West 55th Street, L-22, New York, NY 10019, or by telephone at (212) 231-0440 or by email at MacquarieEquitySyndicateUSA@macquarie.com

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About PlayAGS

AGS is a global company focused on creating a diverse mix of entertaining gaming experiences for every kind of player. Our roots are firmly planted in the Class II Native American gaming market, but our customer-centric culture and growth have helped us branch out to become a leading all-inclusive commercial gaming supplier. Powered by high-performing Class II and Class III slot products, an expansive table products portfolio, highly-rated social casino solutions for players and operators, and best-in-class service, we offer an unmatched value proposition for our casino partners. Learn more about us at www.playags.com.

Forward-Looking and Cautionary Language

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the

Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of PlayAGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in PlayAGS’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of PlayAGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions and other factors set forth under “Risk Factors” in the registration statement on Form S-3, filed with the Securities and Exchange Commission on August 6, 2018. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. PlayAGS expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Julia Boguslawski, Chief Marketing Officer & EVP of Investor Relations, AGS

o: 702-724-1125

e: jboguslawski@PlayAGS.com

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